Exhibit 99.1

Recon Technology Announces Results of Annual Meeting of Shareholders

Beijing, China – June 18, 2012 – Recon Technology, Ltd (Nasdaq: RCON) (“Recon” or the “Company”), a Chinese non-state-owned oilfield services provider, announced today that the Company held its Annual Meeting of Shareholders on June 15, 2012 at 9:00 a.m. Beijing Time at 1801 King Long International Mansion, 9 Fulin Road, Beijing, China.

The Company’s shareholders approved the following proposals during the meeting:

1. The election of two Class II members of the Board of Directors, Hu Jijun and Nelson N.S. Wong, to serve terms expiring at the Annual Meeting of Shareholders following the fiscal year ending June 30, 2014, or until their successors are duly elected and qualified; and

2. The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

About Recon Technology, Ltd

Recon Technology, Ltd is a non-state-owned oil field service company in China. The company has been providing software, equipment and services designed to increase the efficiency and automation in oil and gas exploration, extraction, production and refinery for Chinese oil and gas fields for more than 10 years. More information may be found at www.recon.cn or e-mail: info@recon.cn.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Recon Technology, Ltd

Tel: +86 (10) 8494-5799

Email: info@recon.cn